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                                                                    EXHIBIT 10.4
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                  THE SECURITY REPRESENTED BY THIS NOTE WAS
                  ORIGINALLY ISSUED ON AUGUST 13, 1996, AND
                  HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED, OR
                  UNDER ANY STATE SECURITIES LAWS.  THIS
                  NOTE MAY NOT BE RESOLD OR TRANSFERRED, IN
                  WHOLE OR IN PART, UNLESS REGISTERED OR
                  EXEMPT FROM REGISTRATION UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED, AND
                  ALL APPLICABLE STATE SECURITIES LAWS.

                          AETNA HOLDINGS, INC.
                          Amended and Restated
                     Junior Subordinated Promissory
                             Note Due 2007

August 13, 1996                                                        $_______
New York, New York

     FOR VALUE RECEIVED, AETNA HOLDINGS, INC., a Delaware corporation (the "Company"), promises to pay to____________, or his registered assigns (each a "Holder"), the principal sum of _____________________________($_______), as such sum may be decreased by prepayments made pursuant to Section 4 below, on August 13, 2007 (the "Maturity Date"), all in accordance with the provisions of this Amended and Restated Note (this "Note").

     This Note is one of the junior subordinated promissory notes required to be issued pursuant to Section 1.2 of the Stock Purchase Agreement dated as of August 13, 1996, among the Company, MS Acquisition Corp., a Delaware corporation and the parent of the Company ("Parent"), the Holder and the other stockholders of Parent named therein (as the same may be amended, supplemented or modified from time to time, the "Purchase Agreement"). This Note has been amended and restated pursuant to Section 2.02 of that certain Stock Purchase Agreement dated as of April 3, 1998, among Parent, Societe Financiere de Developpement Industriel et Technologique and the other parties named on the signature pages thereto. This Note, any notes issued pursuant to Section 2 below, and any notes issued upon registration of transfer or exchange of this Note or any of the aforementioned notes are collectively referred to herein as the "Notes".

     1. Interest. Interest will accrue on the principal amount of this Note at the rate of 11% per annum and on any due and unpaid amount of principal hereof or interest hereon (to the extent permitted by applicable law)o after the Maturity Date at the rate of 13% per annum.

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The Company will pay interest in arrears on the 13th date of February and
August of each year, beginning February 13, 1997, and on the Maturity Date.

     2. Method of Payment. Subject to the second succeeding paragraph, the Company will pay the principal of, and interest on, this Note in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall make all payments of principal of and interest on this Note by wire transfer of immediately available funds to the account specified by Holder in a written notice to the Company delivered at least two business days prior to such payment date; provided that the Company may pay interest amounts if less than $10,000 by check payable in such money and may mail an interest check to the Holder's registered address.

     If a payment date is a legal holiday, payment shall be made on the next succeeding business day.

     To the extent that (a) the provisions of Section 7 below, or of any agreement or instrument evidencing or relating to any Senior Debt, then prohibit the payment of interest on this Note in cash or (b) the Company's subsidiaries are then prohibited from paying cash dividends to the Company for the purpose of paying such interest by reason of the provisions of the agreements and instruments evidencing or relating to Det of such subsidiaries, and the aggregate initial outstanding principal or commitment amount of such Debt exceeds $10,000,000, the Company shall, on each interest payment date prior to the Maturity Date (other than the mandatory prepayment dates specified in Sections 4(b) and (c) below), in lieu of the payment in whole or in part of interest in cash on this Note, pay interest on this Note through the issuance of additional Notes of like tenor (the "Secondary Notes") in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note if such interest were paid in cash. In the event that Secondary Notes are issued by the Company in lieu of interest paid in cash, the Company shall deliver to Holder, on the relevant interest payment date, Secondary Notes, dated the date of such interest payment date, in an aggregate principal amount equal to the amount of cash interest not paid on this Note on such interest payment date. For purposes of the prepayment provisions set forth in Section 4(b) below, $2,275,800 original principal amount of the Junior Notes (as defined below) prepayable under such Section 4(b) shall constitute the "Prepayment Principal Amount" and the remaining $6,455,004 shall constitute the "Remaining Principal Amount." All Secondary Notes issued prior to repayment in full of the Prepayment Principal Amount shall be issued as either "Series A Secondary Notes," which shall mean Secondary Notes derivative of the then unpaid Prepayment Principal Amount or of other Series A Secondary Notes, or as "Series B Secondary Notes," which shall mean Secondary Notes derivative of the then unpaid Remaining Principal Amount or of other Series B Secondary Notes. "Junior Notes" means the Notes, together with all Secondary Notes and all other subordinated promissory notes due 2007 of the Company issued on the date hereof and all secondary notes issued thereunder.


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     3. Intentionally Omitted.

     4. Mandatory and Optional Prepayments.

     (a) The Company, at its option, may prepay all or a portion of the outstanding principal amount of the Junior Notes at any time and from time to time pro rata among all Junior Notes at 100% of the principal amount of the Junior Notes being prepaid plus accrued but unpaid interest thereon to the prepayment date.

     (b) The Company shall prepay principal of all Junior Notes on the dates and as provided for in Section 1.4 of the Purchase Agreement.

     (c) At the occurrence of a "Sale of the Company" (as defined in that certain Stockholders Agreement dated as of April 9, 1998 as such may be amended, supplemented or modified from time to time (the "Stockholders Agreement"), among Parent and its stockholders listed therein) or a "Qualifying Offering" (as defined below), the Company shall prepay all of the principal amount of the Junior Notes plus accrued but unpaid interest thereon to the prepayment date. Promptly, and in no event later than 30 days prior to any Sale of the Company or Qualifying Offering, the Company shall give written notice thereof to the Holder describing such transaction in reasonable detail and specifying the proposed date for such transaction. "Qualifying Offering" means the consummation of an underwritten primary or secondary offering of common stock of Parent pursuant to an effective registration under the Securities Act of 1933, as amended, as a result of which (together with all similar previous public offerings) at least $20 million of aggregate net proceeds are raised for Parent.

     (d) In the event that the Company prepays less than all the outstanding principal amount of this Note under subsections (a) or (b) above, the Company shall deliver to Holder upon such prepayment a replacement Note, dated the date hereof, or like tenor representing the remaining outstanding principal amount hereof and any accrued but unpaid interest hereon. Any prepayment of less than all of the outstanding principal amount of this Note pursuant to this Section 4 will be made pro rata among the registered holders of the Junior Notes on the basis of the outstanding principal amount of the Junior Notes then held by each such holder. From and after the date of any prepayment of this Note, interest shall cease to accrue on the portion of this Note so prepaid.

     5. Notice of Prepayment.  Notice of prepayment of this Note pursuant to
Section 4(a) or 4(b) above will be delivered at least 15 days but not more than 60 days before the prepayment date to Holder at the address specified in
Section 14 hereof.

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     6. Repayment.  The Company will repay this Note on the Maturity Date at
100% of the then outstanding principal amount of this Note plus accrued but unpaid interest thereon to such date.

     7. Subordination.

     7.1 Notes Subordinated to Senior Debt. The Company, for itself and its successors, and Holder, for itself and its successors and assigns by its acceptance of this Note, agree that the payment by the Company of the principal of and interest on this Note and all other amounts owed in respect of this Note, both before and after the commencement of a bankruptcy proceeding (collectively, the "Subordinated Obligations"), is subordinated, to the extent and in the manner provided in this Section 7, to the prior payment in full in cash of all amounts payable under or in respect of the Senior Debt.

     The provisions of this Section 7 are for the benefit of the holders of the Senior Debt, and such holders are made obligees under this Section 7 and may enforce its provisions.

     7.2 No Payment on Notes in Certain Circumstances.

       (a) Subject to Section 7.9 below, prior to the payment in full in cash of all amounts payable under or in respect to the Senior Debt, no payment (whether of cash, properties or securities other than Secondary Notes) will be made by the Company on account of principal of or interest on this Note or any other amount owed in respect of this Note, or to redeem, retire, purchase, deposit moneys for defeasance of or otherwise acquire any Junior Notes for value, and the Company shall not segregate and hold separate for the benefit of Holder or any other registered holder of Junior Notes, money for such payment, if there shall have occurred and be continuing (i) any default in the payment when due of any amount constituting Senior Debt (whether principal, interest or otherwise, and whether due on the scheduled payment date, a date fixed for prepayment or otherwise) or (ii) any other default under any agreement or instrument evidencing or relating to any Senior Debt that has resulted in, or would permit the holders of any Senior Debt to cause (subject to any applicable notice requirement or grace period), the acceleration of any Senior Debt.

       (b) If any payment or distribution of assets of the Company is received by Holder or any other holder of Notes in respect of principal of, interest on or any other amount owed in respect of this Note at a time when the payment or distribution should not have been made because of paragraph (a) above, such payment or distribution (subject to the provisions of Section 7.9 below) will be received and held in trust for the benefit of, and will be paid over to, the holders of the Senior Debt or their representatives (pro rata as to each of such holders on the basis of their respective unpaid amounts of Senior Debt held by them) for application to the

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payment of the Senior Debt until all Senior Debt has been paid in full in cash, after giving effect to any concurrent payment to the holders of the Senior
Debt.


    7.3 Notes Subordinated to Prior Payment of All Senior Debt upon Dissolution, Liquidation or Reorganization. Subject to Section 7.9 below, in the event of
(i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding, relative to the Company or to its creditors, as such, or to its assets, (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company (collectively, "Bankruptcy Events"), then in any such event:

         (a) the holders of the Senior Debt will first be entitled to receive payment in full in cash of the principal and interest due on the Senior Debt and all other amounts payable under or in respect of the Senior Debt before Holder and the other registered holders of Junior Notes are entitled to receive any payment on account of the principal of or interest on, or any other amount owed in respect of, the Junior Notes;

         (b) any payment or distribution of assets of the Company of any kind or character (whether in cash, property or securities other than Secondary Notes) to which Holder and the other holders of Junior Notes would be entitled except for the provisions of this Section 7.3 will be paid by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the holders of the Senior Debt or their representatives to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment to the holders of the Senior Debt; and

         (c) if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character (whether in cash, property or securities) is received by Holder or any other registered holder of Junior Notes on account of the principal of or interest on, or any other amount owed in respect of, the Junior Notes before the Senior Debt is paid in full in cash, such payment or distribution (subject to the provisions of Section 7.9) will be received and held in trust for the benefit of, and will be paid over to, the holders of the Senior Debt or their representatives (pro rata as to each of such holders on the basis of the respective unpaid amounts of Senior Debt held by them) for application to the payment of the Senior Debt until all Senior Debt has been paid in full in cash, after giving effect to any concurrent payment to the holders of the Senior Debt.

     The Company will give prompt written notice to Holder of any dissolution, winding up, liquidation or reorganization of the Company or any assignment for the benefit of the Company's creditors.

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         (d) Any holder of Senior Debt shall have the right to request Holder to file and, in the event Holder fails to do so within 10 days, is hereby authorized to file a proper claim or proof of debt in the form required in any Bankruptcy Event for and on behalf of Holder or any other holder of this Note, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations in an amount not in excess of the Senior Debt then outstanding, and to take such other action as may be reasonably necessary to effectuate the foregoing.
Holder and any other holder of this Note shall provide to such holder of Senior Debt all information and documents reasonably necessary to present claims or seek enforcement as aforesaid. Holder and any other holder of this Note shall retain the right to vote to accept or reject any plan or partial or complete liquidation, reorganization, arrangement, composition or extension; provided, however, that neither Holder nor such other holder shall take any action or vote in any way so as to contest the enforceability of this Section 7, any Senior Debt or any other agreement or instrument to the extent evidencing or relating to any Senior Debt.

     7.4 Acceleration Rights; Remedies. If an Event of Default shall exist at any time that any Senior Debt shall be outstanding, neither Holder nor any other holder of this Note shall take any action to accelerate or to collect payment of any Subordinated Obligation or to pursue any other remedy with respect to any Subordinated Obligation (including, without limitation, joining with any creditor to commence any bankruptcy proceeding) prior to the earlier of:

                 (a) the payment in full in cash of all Senior Debt;

                 (b) the occurrence of commencement of a Bankruptcy Event (with respect to which the provisions of Section 7.3 shall govern); provided, however, that this paragraph (b) shall apply to an involuntary Bankruptcy Event only if such involuntary Bankruptcy Event is not dismissed, stayed, vacated or discharged within sixty
            (60) days of commencement thereof; and

                 (c) the acceleration of the maturity of any of the Senior
            Debt.

Prior to the payment in full in cash of all amounts payable under or in respect of the Senior Debt, any amount received by Holder or any other holder of this
Note in respect of any Subordinated Obligation as a result of any acceleration or other action permitted by this Section 7.4 shall be paid to the holders of Senior Debt in accordance with the provisions of this Section 7.

     7.5 Holder to be Subrogated to Rights of Holders of Senior Debt. Upon the payment in full in cash of all Senior Debt, Holder and the other registered holders of Junior Noes will be subrogated to the rights of the holders of the Senior Debt to receive payments and distributions of assets of the Company applicable to the Senior Debt until all amounts owing in


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respect of the Junior Notes have been paid in full, and for the purpose of such subrogation, no payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of Holder or any other registered holder of Junior Notes by virtue of this Section 7 which otherwise would have been made to Holder or any such other holder will, as between the Company, on the one hand, and Holder and the other registered holders of Junior Notes, on the other hand, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this
Section 7 are and are intended to be solely for the purpose of defining the relative rights of Holder and the other registered holders of Junior Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

     7.6 Obligations of the Company Unconditional.  Nothing contained in this
Note is intended to or will impair, as between the Company and Holder, the obligations of the Company, which are absolute and unconditional, to pay to Holder the principal of and interest on this Note as and when they become due and payable in accordance with the terms hereof, or is intended to or will affect the relative rights of Holder and the other holders of Junior Notes, on the one hand, and the other creditors of the Company (other than the holders of the Senior Debt), on the other hand, nor, except as provided in this Section 7, will anything herein prevent Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 7 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     7.7 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination, as provided herein, will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act on the part of any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of the Senior Debt may extend, renew, amend, waive or otherwise modify the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without releasing or otherwise impairing the rights of such holders hereunder.

     7.8 Reinstatement. The provisions of this Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the occurrence of a Bankruptcy Event, all as though such payment has not been made.

     7.9 Issuance of Secondary Notes Not Prohibited. Notwithstanding anything in this Section 7 to the contrary, nothing in this Section 7 shall prohibit the Company from issuing, or Holder or any other registered holder of Junior Notes from receiving and retaining, Secondary


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Notes issued or required to be issued on any interest payment date to pay interest on this Note in lieu of the payment in whole or in part of such interest in cash.

     7.10 Amendment. Any amendment, waiver or other modification of the provisions of this Section 7 shall not be effective against any holder of Senior Debt without such holder's consent.


     7.11 Remedies. The holders of Senior Debt shall be entitled to enforce their rights under this Section 7 specifically, to recover damages by reason of any breach of any provision of this Section 7 and to exercise all other rights existing in their favor. Holder acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Section 7 and that any holder of Senior Debt may apply to any court of competent jurisdiction for specific performance and injunctive relief in order to enforce and prevent any violation of the provisions of this Section 7.

     8. Transfers. (a) This Note will not be sold, assigned, pledged, hypothecated or otherwise transferred, in whole or in part to any person other than a Permitted Transferee (as defined in the Stockholders Agreement) of the Holder or another Stockholder (as defined in the Stockholders Agreement).

     (b) Each Note surrendered for registration of a permitted transfer shall be duly endorsed, or shall be accompanied by a written instrument of transfer duly executed, by the registered holder of such Note or his attorney duly authorized in writing. The Note issued upon such transfer shall bear the restrictive legend set forth in paragraph (c) below.

     (c) Each Note will be stamped or otherwise imprinted with a legend in capital letters and otherwise in substantially the following form:

            "THE SECURITY REPRESENTED BY THIS NOTE WAS ORIGINALLY ISSUED ON AUGUST 13,1 996, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED, IN WHOLE OR IN PART, UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS."

     (d) This Note is intended to be treated as an obligation in registered form for United States federal income tax purposes.


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                                   9


     9. Amendments and Waivers. The terms of the Junior Notes may be amended, modified or supplemented by the Company with the consent of the registered holders of a majority of the then outstanding principal amount of the Junior Notes, and any existing default may be waived with the consent of the registered holders of a majority of the then outstanding principal amount of the Junior Notes; provided, however, that without the consent of the registered holder of this Note, the interest rate on this Note may not be reduced, the principal amount of this Note may not be reduced, the date when interest or principal under this Note becomes due and payable may not be changed and
Section 4, Section 7 and this Section 9 may not be amended, modified or supplemented.

     10. Defaults and Remedies.

         (a) An "Event of Default" shall occur if:

             (i) the Company defaults in the payment of interest on this Note when the same becomes due and payable, and the default continues for a period of 15 days;

             (ii) the Company defaults in the payment of principal of this Note when the same becomes due and payable, whether on the Maturity Date, a date fixed for the prepayment hereof in accordance with Section 4 or otherwise;

             (iii) the Company or the Subsidiary, pursuant to or within the meaning of any Bankruptcy law:

             (A) commences a voluntary case or consents to the entry of any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding, relative to the Company or to its creditors, as such or its assets;

             (B) is subject to any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

             (C) consents to the appointment of a custodian of it or for all or substantially all of its property;

             (D) makes a general assignment for the benefit of its creditors or any other marshaling of assets and liabilities of the Company; or


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                                   10



             (E) generally is unable to pay its debts as the same become due.

             (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against the Company or the Subsidiary in an involuntary case;

             (B) appoints a custodian of the Company or the Subsidiary or for all or substantially all of the property of either of them; or


             (C) orders the liquidation of the Company or the Subsidiary;

             and, in each case, the order or decree remains unstayed an in effect for 60 days; or

             (v) any Senior Debt is accelerated without recission.

             The term "Bankruptcy Law" means Title 11 of the United States Code and any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     (b) If an Event of Default (other than an Event of Default specified in clause (iii), (iv) or (v) of Section 10(a)) occurs and is continuing, the registered holders of at least a majority of the then outstanding principal amount of the Notes, by five business days' prior written notice to the Company, may, subject to Section 7 hereof, declare the unpaid principal of and accrued interest on all the Notes to be due and payable. If such Event of Default is not cured or waived within the earlier of (x) the passage of such five business days and (y) the acceleration of any Senior Debt, such acceleration shall become effective as of the earlier thereof, and such unpaid principal and interest shall thereupon become due and payable. If an Event of Default specified in clause (iii), (iv) or (v) of Section 10(a) occurs, the unpaid principal of and interest on all Notes shall, subject to Section 7 hereof, forthwith become and be immediately due and payable without any declaration or other act on the part of any registered holder of Notes (and, in the case of a rescission of a Senior Debt acceleration, the resultant Section 10(a)(v) Event of Default shall be rescinded automatically). The registered holders of a majority of the then outstanding principal amount of the Junior Notes (as defined below) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and all

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                                   11

existing Events of Default have been cured or waived except nonpayment of principal, interest or any other amount that has become due solely because of the acceleration.

     (c) Subject to Section 7 hereof, if an Event of Default occurs and is continuing, the registered holders of a majority of the then outstanding principal amount of the Notes may pursue any available remedy to collect the principal of and interest on the Notes or to enforce the performance of any provision of the Notes.

     (d) Subject to Section 7 hereof, the holders of a majority of the then outstanding principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy then available.

     11. Definitions.


     "Affiliate" means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first mentioned person.

     "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

     "Debt" of any person means at any date, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, Junior Notes, notes, letters of credit or other similar instruments (including, without limitation, reimbursement and all other obligations with respect to letters of credit), (c) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable and other liabilities arising in the ordinary course of business, (d) all obligations of such person as lessee under capital leases,
(e) all debt of others secured by alien on any asset of such person, whether or not such debt is assumed by such person, except accounts payable and other liabilities arising in the ordinary course of business, (f) all obligations of such person pursuant to any interest rate swap, cap or collar agreement or any other similar agreement and (g) all Debt of others guaranteed by such person.

     "Employee Stock Redemption" means any purchase or redemption of shares of capital stock (or options or warrants in respect of such shares) of the Parent or any subsidiary thereof (including related stock appreciation rights or similar securities) held by any current or former director, officer or employee or Affiliate of CVC of any of its Affiliates) upon any such person's death, disability, retirement or termination of employment or pursuant to the terms of any agreements (including employment agreements) or plans (or amendments thereto), approved by the Parent's or such subsidiary's Board of Directors (as applicable), under which any such person may purchase and sell, or is granted options to purchase and sell, any of the securities referred to in this definition.


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     "Guaranties" means (i) the guarantee issued by the Company contained in the Credit Agreement dated as of May 2, 1996, as amended on August 13, 1996 and from time to time, among Aetna Industries, Inc. ("Aetna"), the Company and NBD Bank, as agent for itself and the lenders named therein and (ii) the guarantee dated August 13, 1996 by the Company in favor of Norwest Bank Minnesota, N.A., as trustee for the holders of Aetna's 11 7/8% Senior Notes due 2006.

     "Senior Debt" means (i) the "Obligations" as such term is defined in the Guarantees, including without limitation any interest accruing on any Obligation after the date of filing of a petition in any bankruptcy, insolvency, arrangement, reorganization and receivership proceeding involving the Company (or any other obligor with respect to the underlying Debt), whether or not such interest is an allowed claim in such proceeding, and (ii) any and all refundings, renewals, refinancings, replacements and extensions of any Senior Debt described in clause (i) above, whether or not with the original Holder or holders thereof.

     12. No Recourse Against Others. A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. Holder and each other holder hereof, by accepting this Note, waives and releases all such liability. The waiver and release set forth in this Section 12 are part of the consideration for the issue of this Note.

     13. Place of Payment. Payments of principal and interest in respect of this Note, and notices given by the Company pursuant to the provisions of this Note, are to be delivered at the address set forth on Annex I hereto, or to such other address or to the attention of such other person as specified by Holder by prior written notice to the Company.

     14. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     15. Restricted Payments.

     (a) The Company shall not, nor shall it permit any subsidiary to:

     (i) declare or pay any dividends or make any other distributions (including through merger, liquidation or otherwise) on any class of the capital stock or other equity interests of the Company other than dividends or other distributions to the Company;



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                                   13


     (ii) pay any management or services fee or any expenses related thereto to the Parent, other than management or services fees payable to Parent in an amount not to exceed $300,000 in any fiscal year of the Company, all or substantially all of which shall be paid in such fiscal year by the Parent to
(x) its employees who are also employees of Aetna, or (y) third parties, provided that none of such employees or third parties shall be CVC or any Affiliate thereof or an employee of CVC or any such Affiliate;

     (iii) purchase, redeem, retire or otherwise acquire for value any capital stock of the Company held by persons other than subsidiaries; or

     (iv) purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Junior Subordinated Obligations (other than the purchase, repurchase or other acquisition of Junior Subordinated Obligations purchased in anticipation of satisfying a sinking fund, obligation, principal installment or final maturity, in each case due within one year of the date of acquisition).


  (b) The provisions of the foregoing paragraph (a) will not prohibit:

     (i) any purchase or redemption of capital stock of the Company or Junior Subordinated Obligations of the Company or Parent made by exchange for capital stock of the Company;

     (ii) any purchase or redemption of Junior Subordinated Obligations of the Company or Parent made by exchange for other Junior Subordinated Obligations of the Company or Parent;

     (iii) the issuance of Junior Subordinated Obligations in exchange for shares of preferred securities in accordance with Parent's certificate of incorporation; or

     (iv) Employee Stock Redemptions, in each case regardless of whether the Company pays cash or issues notes in connection therewith, and any payment of principal or interest on, or any purchase or redemption of, any such notes; provided, however, that the aggregate amount of (A) Employee Stock Redemptions made in cash and (B) cash payments to pay principal of, or interest on, or to purchase or redeem any such notes, shall not exceed in any twelve-month period $1,000,000 (net of purchases for cash after the date hereof in such twelve month period of the Company's or any of its subsidiaries' capital stock by officers, directors and employees of the Company and its subsidiaries); provided further that in each case no Employee Stock Redemption shall be made unless the Company has paid in full in cash the most recent scheduled interest payment under the Junior Notes.

     For purposes of this Section 15, "Junior Subordinated Obligation" means any Indebtedness of Parent or of the Company outstanding from time to time which is subordinate or junior in right of payment to the Notes pursuant to a written agreement or instrument entered into or accepted by the holders of a majority in principal amount of the Junior Notes.

     16. Waiver. The Company hereby waives presentment, demand, protest and notice of every kind, and the Company assents to any extension or postponement of the time of payment or any other indulgence, to any modification to this Note, to the substitution, release or addition of any collateral which at any time may be security for payment of this Note, and to the substitution, release, or addition of any party which may, from time to time, be primarily or secondarily obligated for the payment of this Note.

     17. Costs. The Company will pay all costs and expenses of collection, including reasonable attorneys' fees and costs, incurred or paid by the Holder of this Note enforcing this Note or the obligations evidenced hereby.

     IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first above written.

                                         AETNA HOLDINGS, INC.


                                         By:______________________________
                                            Name:
                                            Title: